SETTLEMENT AGREEMENT

This Settlement Agreement, effective as of April 22, 2021 ("Agreement"), is by and between American Rebel Holdings Inc., a Nevada corporation (the "Debtor"), and David L. Ronn, a resident of Texas (the "Holder"). The Debtor and the Holder are hereby sometimes collectively referred to as the "Parties" and each individually as a "Party."

WHEREAS, Debtor issued to Holder a Secured OID Note dated October 15, 2019, in the principal amount of $180,000, which note was amended as of May 15, 2020 (together, the "Note");

WHEREAS, in November 2020, Debtor and Holder agreed to fix the amount of principal and interest due under the Note at $176,687.97;

WHEREAS, since November 2020 and that agreement, Debtor paid $25,000 to Holder leaving $151,687.97 owing under the Note;

NOW, THEREFORE, Debtor and Holder hereby agree to the following:

1. In settlement of (a) all amounts owed to Holder under the Note, or $151,687.97, and (b) all claims by Holder for breaches by Debtor of the Note and the Security Agreement dated October 15, 2019, as amended, between Debtor and Holder, Debtor on the date hereof shall pay to Holder Fifty Thousand Dollars ($50,000) and shall within three (3) business days issue two million (2,000,000) shares of restricted common stock of Debtor (with the understanding that for Rule 144 resale purposes, the Shares will tack to the holding period from October 15, 2019, the original issuance date of the Note) (the "Shares"). Although the Shares are being issued to settle the remaining amount due under the Note ($100,687.97), the Parties agree such value may not be an accurate value of the Shares due to Holder's inability to sell the Shares based on their restricted nature, the current market price for Debtor's securities and low daily trading volume for Debtor's securities.

2. At Holder's direction, Debtor shall coordinate the issuance of the Shares electronically to a brokerage account identified in writing by Holder to Debtor or cause the certificate for the Shares to be delivered physically to Holder. If the Shares are delivered physically, Debtor agrees at any time and upon request of Holder, to cause its transfer agent to transfer the Shares electronically to a brokerage account of Holder. Further, the Debtor shall be responsible for all costs of such transfer, including the cost of a Rule 144 legal opinion to remove the restriction from the Shares.

3. In addition, at any time and upon request of Holder, Debtor agrees that Holder may deliver the certificate for 100,000 shares of common stock of Debtor issued at the time of the issuance of the Note (the "Original Certificate") to Debtor's transfer agent and Debtor shall coordinate to have all legends removed from the Original Certificate and the applicable shares transferred electronically to the brokerage account identified by Holder. Further, the Debtor shall be responsible for all costs of such transfer, including the cost of a Rule 144 legal opinion to remove the restriction from the Original Certificate.

4. In consideration of the above, Debtor and Holder hereby (on behalf of themselves and anyone claiming through them), fully and completely release, acquit, covenants not to sue or cause others to sue, and forever discharge the other and each of their (as applicable) affiliates and related entities, respective employees, officers, directors, shareholders, agents, attorneys, transferees, successors, representatives and assigns (collectively, the "Released Parties"), collectively, separately, and severally, of and from any and all claims, demands, damages, causes of action, debts, liabilities, controversies, judgments, and suits of every kind and nature whatsoever, foreseen, unforeseen, known or unknown, that arise out of or relate to the Note and Security Agreement that Debtor or Holder has had, now has, or may have against the Released

Parties (or any of them) at any time up to and including the date of this Agreement, with the exception of any claims for a breach of this Agreement.

5. Each of Debtor and Holder represent and warrant to the other that (i) no approval, consent, exemption, authorization or other action by, notice to, or filing with, any governmental authority or any other person or entity (including any stockholder, board of directors or creditor), is necessary or required for the execution, delivery and performance of this Agreement, except as has already been obtained, and (ii) the execution, delivery and performance of this Agreement does not constitute a breach or violation of any other agreement to which such party or its assets is bound.

6. Debtor represents and warrants to Holder that (i) all corporate approvals necessary for the execution, delivery and performance of this Agreement have been obtained; (ii) upon issuance of the Shares in accordance with this Agreement, the Shares shall be validly issued, fully paid and non-assessable; and (iii) there are no preemptive rights of any other person or entity applicable to the issuance of Shares.

7. This Agreement contains the complete agreement between the Debtor and Holder with respect to the subject matter of this Agreement and supersedes all other agreements, whether written or oral, with respect to the matters contained therein.

8. The invalidity, in whole or in part, of any provision of this Agreement will not affect the validity of the remainder of such provisions.

9. This Agreement may be executed in any number of counterparts, each of which when so executed will be deemed an original but all of which together will constitute one and the same instrument. Furthermore, a facsimile or photocopied counterpart of this Agreement will be sufficient to bind a party hereto to the same extent as an original.

10. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Debtor and Holder, as the case may be, and then such waiver shall be effective only in the specific instance and the specific purpose for which given.

11. Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any Party to another (herein collectively called "Notice") shall be in writing and delivered by e-mail, as follows:

If to Borrower: to info@americanrebel.com

If to Holder: to dronn@ronnverma.com

Notice shall be effective upon actual receipt of the e-mail if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any e-mail address to which Notice is to be given to it by giving Notice as provided above of such change of address.

12. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEVADA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

13. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original and all of which together shall constitute one and the same document, binding upon all the Parties

hereto notwithstanding that all such Parties are not signatories to the same counterpart. This Agreement shall become effective when all Parties hereto have executed a counterpart hereof. A signature of a Party by facsimile or other electronic transmission shall be deemed to constitute an original and fully effective signature of such Party.

14. Each Party acknowledges that it is represented and advised by experienced legal counsel of its own choosing, which counsel is experienced in transactions similar to the transaction contemplated herein, as determined by each of the Parties in its sole discretion, or has freely chosen, of its own volition, not to engage such counsel. Each of the Parties further acknowledges that its respective legal counsel has reviewed this Agreement and has advised Parties regarding the consequences of entering into this Agreement, or, such Party has chosen, of its own volition, not to have such counsel review the Agreement or advice regarding the Agreement's consequences. The Parties are relying on their own investigations and their own decision-making processes in determining to execute and deliver this Agreement, are not relying on the representations or omissions of each other in so doing, and fully understand the terms and provisions of this Agreement and the documents contemplated by or to be executed and delivered in connection with this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

DEBTOR:

AMERICAN REBEL HOLDINGS INC.

By: ______________________________
Name: Charles A Ross Jr
Title: CEO

HOLDER:

____
David L. Ronn